Exhibit 10.7

PREMIER FINANCIAL CORP.

2018 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

(Non-Employee Director)

Grantee:
Grant Date:
Number of Shares of Restricted Stock Granted:
Vesting Schedule:	100% on the first anniversary of the Grant Date (the “Vesting Date”)

This Restricted Stock Award Agreement (this “Agreement”) is made as the Grant Date set forth above by and between Premier Financial Corp., an Ohio corporation (the “Company”), and the Grantee identified above. Undefined capitalized terms used in this Agreement shall have the meanings set forth in the 2018 Equity Incentive Plan (the “2018 Plan”).

WHEREAS, the Company maintains the 2018 Plan pursuant to which Restricted Stock Awards may be granted to incent or compensate employees of the Company or an Affiliate.

WHEREAS, Grantee is, as of the Grant Date, a Director of the Company or an Affiliate.

WHEREAS, the Committee has approved the issuance of this Agreement, and the grant of the Restricted Stock Award described in this Agreement.

NOW THEREFORE, in consideration of the mutual premises and obligations contained in this Agreement, the parties agree as follows:

1.
Grant of Restricted Stock. The Company hereby grants to Grantee as of the Grant Date, and subject to the terms and conditions of this Agreement, an Award consisting of the number of Shares of Restricted Stock identified above, which Restricted Stock shall consist of Shares of the Company, par value $0.01.

2.
Vesting. The Restricted Stock will vest according to the Vesting Schedule set forth above provided the Grantee remains on the applicable Vesting Date, and has continuously been from the Grant Date until the start of each applicable Vesting Date, a Director.

3.
Additional Vesting.

a.
Death or Disability. Notwithstanding any provision of Section 2 or Section 4, the Restricted Stock shall vest in the event and on the date of Grantee’s death or Disability prior to any Vesting Date.

2018 Equity Incentive Plan – Non-Employee Director RSA Agr (2023)

b.
Retirement. Notwithstanding any provision of Section 2 or Section 4, the Restricted Stock shall vest as of the date of Grantee’s Retirement (as defined in the 2018 Plan) on a pro-rated basis using a fraction the numerator of which is the number of full and partial months during which the Grantee was a Director since the Grant Date and the denominator of which is the total number of months in the Vesting Schedule, with such vesting occurring on the date of Grantee’s Retirement.

c.
Change in Control. Notwithstanding any provision of Section 2 or Section 4, in the event a Change in Control of the Company occurs after the Grant Date but prior to the Vesting Date and the Grantee’s position as a Director is terminated by the Company other than for Cause during the period beginning 30 days immediately prior and ending on the effective date of the Change in Control, the Award shall immediately vest as of the later of the date of such termination or the date of such Change in Control.

4.
Risk of Forfeiture and Restrictions on Transfer. Until vested pursuant to Section 2 or Section 3, the Shares of Restricted Stock and all related rights with respect to the Shares of Restricted Stock are subject to forfeiture and shall be forfeited in the event of a termination of Grantee’s status as a Director. Upon the forfeiture of any Restricted Stock, the Shares of Restricted Stock shall automatically revert to and become the property of the Company, together with any rights described in Section 6. Until vested, the Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution.

5.
Administration.

a.
Book Entry. The Restricted Stock granted herein shall be evidenced by a book entry registration by the Company for the benefit of the Grantee. Each such registration will be held by the Corporation or its agent.

b.
Settlement. With regard to any shares of Restricted Stock that become fully vested, the Company will, within 60 days of the date such vesting, transfer Shares for such Restricted Stock free of all restrictions set forth in the 2018 Plan and this Agreement to the Grantee. In the event of Grantee’s death or if the Grantee dies before the Company has distributed any portion of the vested Restricted Stock, the Company will transfer Shares for such Restricted Stock to the Grantee’s estate.

6.
Shareholder Rights.

a.
Voting. The Grantee will have the right to vote all Shares of Restricted Stock received under or as a result of this Agreement, including unvested Shares which are subject to forfeiture or restrictions on transfer following the Grant Date.

b.
Dividends. The Grantee will have the right to receive dividends, if any, with respect to the Shares of Restricted Stock as and when paid to other holders of Shares entitled to receive the dividends. No dividends shall be paid to the Grantee with respect to any Shares of Restricted Stock that are forfeited by the Grantee.

2018 Equity Incentive Plan – Non-Employee Director RSA Agr (2023)

7.
No Right to Continued Service or to Awards. The granting of an Award shall impose no obligation on the Company or any Affiliate to continue the services of the Grantee as a Director.

8.
Tax Withholding. The Company or an Affiliate, as applicable, shall have the power and right to deduct, withhold or collect any amount required by law or regulation to be withheld with respect to any taxable event arising with respect to the Award. Alternatively, the Company reserves the right not to withhold taxes and to reflect any income on a Form 1099 or such other appropriate tax form.
9.
Federal Income Tax Election. The Grantee hereby acknowledges receipt of advice that, pursuant to current federal income tax laws, (i) he or she has thirty (30) days in which to elect to be taxed in the current taxable year on the fair market value of the restricted Common Stock in accordance with the provisions of Internal Revenue Code Section 83(b), and (ii) if no such election is made, the taxable event will occur upon expiration of restrictions on transfer at termination of the Restriction Period and the tax will be measured by the fair market value of the restricted Common Stock on the date of the taxable event.

10.
Requirements of Law. The grant of the Award shall be subject to all applicable laws, rules and regulations (including applicable federal and state securities laws) and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system.

11.
Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

12.
Governing Law. The 2018 Plan and this Agreement shall be governed by and construed in accordance with the laws of (other than laws governing conflicts of laws) the State of Ohio.

13.
Award Subject to Plan. The Award is subject to the terms and conditions described in this Agreement and the 2018 Plan, which is incorporated by reference into and made a part of this Agreement. In the event of a conflict between the terms of the 2018 Plan and the terms of this Agreement, the terms of this Agreement will govern. The Committee has the sole responsibility of interpreting the 2018 Plan and this Agreement, and its determination of the meaning of any provision in the 2018 Plan or this Agreement will be binding on the Grantee.

14.
Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and assigns.

15.
Severability. The invalidity or unenforceability of any provision of the 2018 Plan or this Agreement shall not affect the validity or enforceability of any other provision of the 2018 Plan or this Agreement, and each provision of the 2018 Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

2018 Equity Incentive Plan – Non-Employee Director RSA Agr (2023)

16.
Signature in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

17.
ACKNOWLEDGEMENT AND REPRESENTATION OF GRANTEE. The Grantee hereby acknowledges receipt of a copy of the 2018 Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the Award subject to all of the terms and conditions of the 2018 Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Awards or disposition of the underlying shares and that the Grantee has been advised to consult a tax advisor prior to such vesting, settlement or disposition.

18.
Clawback. Notwithstanding any other provisions in this Agreement or the 2018 Plan, all payments made to the Grantee pursuant to this Agreement shall be subject to potential cancellation, recoupment, recession, payback or other action in accordance with any applicable clawback policy that the Company may adopt from time to time or any applicable law, as may be in effect from time to time

[SIGNATURES ON FOLLOWING PAGE]

2018 Equity Incentive Plan – Non-Employee Director RSA Agr (2023)

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Grant Date set forth above.

GRANTEE

______________________________________

Signature

______________________________________
Print Name

______________________________________

Acceptance Date

PREMIER FINANCIAL CORP.

By: _________________________________

Name: _________________________________

Its: _________________________________

2018 Equity Incentive Plan – Non-Employee Director RSA Agr (2023)